UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 17, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Myrtle Recovery Centers Acquisition

On June 10, 2024, FOXO Technologies Inc., a Delaware corporation (the “Company”), entered into the Stock Exchange Agreement (the “Myrtle SEA”) with Myrtle Recovery Centers, Inc., a Tennessee corporation (“Myrtle”), and Rennova Health, Inc., a Delaware corporation (“RHI”). Pursuant to the Myrtle SEA, upon closing, RHI will exchange with the Company 100 shares of Common Stock of Myrtle (which represents 98.4% of the issued and outstanding shares of Myrtle Common Stock) for total consideration of $500,000 (the “Myrtle Purchase Price”), which payment will be made by the issuance of a number of shares of Class A Common Stock of the Company determined by dividing $500,000 by the volume weighted average price (the “VWAP”) on the day immediately prior to the closing date (the “Price”) but in no event will the number of shares be more than 19.99% of the number of outstanding shares of the Company’s Class A Common Stock on the trading day prior to the closing date. If the number of FOXO Shares to be issued to RHI multiplied by the Price is less than $500,000, the Company will pay the deficit in cash within 12 months from the closing date. If the earnings before interest, taxes, depreciation and amortization (“EBITDA”) indicated in the audited financial statements of Myrtle varies by more than 10% from the Myrtle Financial Statements (as defined in the Myrtle SEA), the Myrtle Purchase Price will automatically increase or decrease on a dollar for dollar basis and, if increased, the difference will be paid in additional shares of Class A Common Stock of the Company or cash or, if decreased, the difference will result in either cancellation of Class A Common Stock of the Company or return of cash paid.

On July 17, 2024, the board of directors of the Company approved the closing of the Myrtle SEA effective as of June 14, 2024.

Item 3.02 Unregistered Sales of Equity Securities.

In the Quarterly Report on Form 10-Q filed with by the Company with the SEC on June 28, 2024, the Company reported 11,280,154 shares of Class A Common Stock were issued and outstanding.

On June 25, 2024, the Company issued 80,600 shares of the Company’s Class A Common Stock to Smithline Family Trust II pursuant to the Exchange Agreement dated May 28, 2024.

The securities issued above were made in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). There were no sales commissions paid pursuant to these transactions.

As a result of the closing of the Myrtle SEA, the Company will issue 1,023,629 shares of Class A Common Stock to RHI as partial consideration of the Myrtle Purchase Price.

As a result of the issuance of the senior note in the principal amount of $840,000, the Company will issue 1,108,755 shares of Class A Common Stock to a note purchaser.

The securities issued above were made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investors. There were no sales commissions paid pursuant to these transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: July 23, 2024	By:	/s/ Mark White
		Name:	Mark White
		Title:	Interim Chief Executive Officer

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